UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 14, 2008

____________________

Oncolin Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50541 (Commission File Number)	88-0507007 (I.R.S. Employer Identification No.)
1330 Post Oak Blvd., Suite 1600 Houston, Texas 77056 (Address of Principal Executive Offices)	77056 (Zip Code)

Edgeline Holdings, Inc.

(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code:  (713) 621-5208

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                       Entry into a Material Definitive Agreement.

On March 14, 2008, Edgeline Holdings, Inc. (the “Company”) entered into a stock purchase agreement (“SPA”) with Intertech Bio Corporation (“Intertech Bio”) and J. Leonard Ivins (“Ivins”), whereby the Company acquired 25,000 shares of Intertech Bio from Ivins in exchange for the issuance of 1,600,000 shares of the Company’s common stock (“Company Shares”).  In connection with the SPA, the Company and Ivins entered into a lock-up/leak-out agreement, which prohibits the sale of the Company Shares for a period of 18 months from the date of the SPA and thereafter limits the sale of the Company Shares for an additional period of 18 months.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 14, 2008, Mr. Carl A. Chase (“Chase”) resigned as a director from the Company and as the Company’s chief financial officer.  Both resignations are effective immediately.  In May 2007, Chase and the Company entered into an employment agreement (“Employment Agreement”), which was terminated upon Chase’s resignation.  In connection with terminating the Employment Agreement, the Company agreed to pay Chase and his affiliate a $15,000 consulting fee in lieu of accrued salary payments under the Employment Agreement.  In order to settle additional outstanding amounts owed to Chase and his affiliate, the Company agreed to pay approximately $44,350, of which (i) $14,951, plus all additional accrued interest, is due and payable on May 15, 2008 and (ii) $29,399, plus all additional accrued interest, is due and payable on June 1, 2008.  Chase was issued 1,600,000 shares of the Company’s common stock (“Shares”) pursuant to the Employment Agreement, all of which were subject to a lock-up/leak-out agreement (“LL Agreement”) and a buy-back agreement (“BB Agreement”).  Upon termination of the Employment Agreement, all of the Shares remain subject to the LL Agreement, 542,076 of the Shares are no longer subject to the BB Agreement and the remaining 1,057,924 Shares remain subject to the BB until June 30, 2008.

On March 14, 2008, Mr. Steven M. Plumb, age 48,was appointed to serve as the Company’s chief financial officer (“CFO”) as a result of Mr. Chase’s resignation.  Mr. Plumb is a CPA licensed to practice in Texas. Mr. Plumb is a financial manager and senior executive experienced in operations, finance and marketing. Mr. Plumb is the president of Clear Financial Solutions, Inc. a business consulting firm that assists public and private companies with financing, operations improvement, outsourced accounting, SEC reporting, mergers and acquisitions, and financial analysis. From 2002 through 2004, Mr. Plumb served as Vice President and Chief Financial Officer of Adventrx Pharmaceuticals, Inc. Prior to this, Mr. Plumb served as the Chief Financial Officer of DePelchin Children's Center, and as controller of Memorial City Rehabilitation Hospital in Houston, Texas.  Mr. Plumb is a former auditor and consultant with KPMG. Mr. Plumb earned his BBA degree in accounting from the University of Texas at Austin.  In connection with his appointment, the Company and Mr. Plumb entered into an agreement pursuant to which Mr. Plumb will be compensated approximately $2,400 per month.  Mr. Plumb will also be entitled to receive the following options to purchase shares of the Company’s common stock (“Shares”) under the Company’s 2007 Stock Option Plan: (i) an option to purchase 50,000 Shares at a purchase price of $0.10 per Share, with 25,000 Shares vesting upon execution of the agreement (“Execution”) and 25,000 Shares vesting one year from the date of Execution; (ii) an option to purchase 50,000 Shares at a purchase price of $0.25 per Share vesting two years from the date of Execution; and (i) an option to purchase 50,000 Shares at a purchase price of $0.25 per Share vesting three years from the date of Execution.  The Company will reimburse Mr. Plumb for all reasonable business expenses incurred in performing his duties as CFO.  The agreement contains a confidentiality clause and is for a period of one year, which will continue to be automatically renewed for additional one year periods unless cancelled by either party with 60 days written notice.

On March 14, 2008, Dr. Donald Picker, age 62, was appointed to serve as the Company president and vice chairman.  Prior to joining the Company, Dr. Picker served as the President of Tapestry Pharmaceuticals, a biotech cancer company, from January 2007 until his employment with the Company. From April 2004 until January 2007, Dr. Picker served as the Executive Vice President, R&D of Callisto Pharmaceuticals, Inc.  From May 2003 until March 2004, Dr. Picker served as Senior Vice President, Drug Development of Callisto Pharmaceuticals, Inc.  Dr. Picker was Chief Executive Officer and President of Synergy Pharmaceuticals Inc. and a member of its board of directors from September 1999 to April 2003.  From February 1997 to September 1999, Dr. Picker was President and Chief Operating Officer of LXR Biotechnology Inc., an apoptosis drug development company.  From 1991 to 1997, he was Senior Vice President of Research and Development at Genta Inc., an antisense drug development company. Dr. Picker is also a director of Xenomics, Inc., a molecular diagnostics company.  In connection with his appointment, Dr. Picker received a five-year option to purchase 1,900,000 shares of the Company’s common stock under the Company’s 2007 Stock Option Plan at a purchase price of $0.10 per share, which option vests in 3 equal annual installments with the first installment vesting one year from the date the option was granted.  Dr. Picker previously entered into a consulting agreement with the Company’s subsidiary, dated November 15, 2007, whereby he agreed to serve as its chief technology officer.  Such consulting agreement is for a period of six months, which may be extended at the subsidiary’s option for additional 3 month periods and entitles Dr Picker to (i) 300,000 shares of the Company’s common stock, (ii) $1,000 per working day, and (iii) reimbursement of all reasonable business expenses.  The consulting agreement contains confidentiality and non-compete clauses and is terminable by either party upon 30 days written notice.

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Item 9.01                       Financial Statements and Exhibit

(d)            Exhibits

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.                                            IDENTIFICATION OF EXHIBIT

99.1	Mr. Chase’s Letter of Resignation dated March 14, 2008
99.2                                        Agreement with Mr. Plumb dated March 14, 2008
99.3                                        Agreement with Dr. Picker dated November 17, 2007
99.4                                         Stock Purchase Agreement dated March 14, 2008

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOLIN THERAPEUTICS, INC.

By: /s/ J. Leonard Ivins
                                                                                       J. Leonard Ivins, Chief Executive Officer

DATE: March 20, 2008

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EXHIBIT INDEX

EXHIBIT NO.                                            IDENTIFICATION OF EXHIBIT

99.1	Mr. Chase’s Letter of Resignation dated March 14, 2008
99.2                                        Agreement with Mr. Plumb dated March 14, 2008
99.3                                        Agreement with Dr. Picker dated November 17, 2007
99.4                                         Stock Purchase Agreement dated March 14, 2008